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                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            IRT Industries, Inc.
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            (Exact name of registrant as specific in its charter)


                Florida                                  59-2720096
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)


2400 E. Las Olas Bouelvard, Suite 128, Ft. Lauderdale, Florida        33301
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(Address of principal executive offices)                          (Zip Code) 20,


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

Common Stock, $.0001 par value                 Philadelphia Stock Exchange
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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ] .

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ] .

         Securities to be registered pursuant to Section 12(g) of the Act:


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                               (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The shares of the Company have been accepted for listing on the Philadelphia Stock Exchange. The title of the class of securities of the Company is the Common Stock, $.0001 par value per share.





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Pro rata, based upon their shareholdings, holders of Common Stock will share in dividends if and when declared by the Company, in the discretion of the Board, from assets legally available for dividends.

Shareholders are entitled to one vote for each share owned.

A majority of the shareholders at a duly called and held meeting is required to take action, or a majority of all shares issued and outstanding in the case of written consents.

The shares are not subject to redemption, conversion, capital calls, or preemptive rights.

In the event of liquidation, shareholders will participate, pro rata, based upon their shareholdings.



ITEM 2.  EXHIBITS.

Not applicable.





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                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)    IRT Industries, Inc.
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Date  2/17/97
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By:   /s/ Richard Rossi
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   Richard Rossi

Its:  President





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